                                                                    EXHIBIT 12.1

                                MBW FOODS, INC.

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                  (IN THOUSANDS OF DOLLARS EXCEPT RATIO DATA)

                                                                                                      PRO FORMA
                                                                                                      YEAR ENDED
                                                                                                     DECEMBER 31,
                                                                                                         1996
                                                                                                    --------------
Company Pro Forma:
Earnings were calculated as follows:
  Income before taxes.............................................................................    $    5,606
  Add: Fixed charges..............................................................................        11,076
                                                                                                    --------------
  Earnings........................................................................................    $   16,682
                                                                                                    --------------
                                                                                                    --------------
Fixed charges were calculated as follows:
  Interest expense(a).............................................................................    $   11,031
  Portion of rentals attributable to interest.....................................................            45
                                                                                                    --------------
  Fixed charges...................................................................................    $   11,076
                                                                                                    --------------
                                                                                                    --------------
Ratio of earnings to fixed charges................................................................           1.5
                                                                                                    --------------
                                                                                                    --------------

------------------------

(a) Interest expense includes commitment fee on revolving facility and amortization of debt issuance costs.